                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         CAPITAL PACIFIC HOLDINGS, INC.
                (Name of Registrant as Specified in Its Charter)

                              ANTHONY M. LAUGHLIN
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------

- ---------------
   (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                         CAPITAL PACIFIC HOLDINGS, INC.
                            4100 MACARTHUR BOULEVARD
                                   SUITE 200
                        NEWPORT BEACH, CALIFORNIA 92660

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JULY 25, 1996

     The Annual Meeting of Stockholders (the "Meeting") of Capital Pacific Holdings, Inc. (the "Company") will be held at the Four Seasons Hotel, 690 Newport Center Drive, Newport Beach, California, on July 25, 1996, at 9:00 a.m. (Pacific Daylight Savings Time) for the following purposes:

          1.  To elect directors whose terms expire at the Meeting; and

          2. To consider such other matters as may properly come before the Meeting or any adjournment thereof.

     Only holders of record of the Company's Common Stock at the close of business on June 28, 1996, will be entitled to notice of and to vote at the Meeting or any adjournment thereof. The Company's stock transfer books will remain open.

     A Proxy Statement and Proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the Proxy promptly. All stockholders are cordially invited to attend the Meeting.

                                   By Order of the Board of Directors

                                   [SIG]

                                   ANTHONY M. LAUGHLIN
                                   Secretary

June 28, 1996

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                         CAPITAL PACIFIC HOLDINGS, INC.
                            4100 MACARTHUR BOULEVARD
                                   SUITE 200
                        NEWPORT BEACH, CALIFORNIA 92660

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 25, 1996

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Capital Pacific Holdings, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on July 25, 1996, and at any adjournment thereof, for the purposes set forth herein. All properly completed proxies will be voted in the manner specified therein, if no choice as to Proxy Item No. 1 (Election of Directors) is specified, proxies will be voted for the election to the Board of Directors of the nominees listed below under "ELECTION OF DIRECTORS". Any proxy given pursuant to this solicitation may be revoked prior to the Meeting by delivering an instrument revoking it or by delivering a duly executed proxy bearing a later date to the Secretary of the Company. A stockholder may elect to attend the Meeting and vote in person notwithstanding the fact that such stockholder has a proxy outstanding.

     The Board of Directors has established June 28, 1996, as the record date for determining the stockholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, there were outstanding and entitled to vote 14,995,000 shares of the Company's common stock, $.10 par value per share (the "Common Stock"), with each share being entitled to one vote.

     This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about June 28, 1996. Copies of the Company's 1996 Annual Report were mailed to the Company's stockholders along with this Proxy Statement.

                    ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

     The Company's Board of Directors is comprised of five directors, each of whom are to serve until the next meeting at which directors are elected. At the Meeting, five persons will be elected to serve as directors.

     Each of the nominees listed below is currently a director and has been nominated by the Board to serve as a director of the Company until the next annual meeting of the stockholders of the Company following his election. When properly executed and returned, the enclosed proxy will be voted in favor of the election of each of the nominees, unless authority to vote for a nominee is withheld. In the event that a nominee is unable to serve (an event which is not anticipated) or does not receive sufficient votes to be elected, then the person acting pursuant to the authority granted under the proxy will cast votes for the remaining nominee and, in his best judgment, for such other person as he may select in place of such nominee.

     The following table sets forth the name, age, and background information concerning the nominees. Information regarding the nominee's ownership of Common Stock appears under the heading "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" below.

                             DIRECTOR
        NAME           AGE    SINCE                      INFORMATION ABOUT NOMINEES
- ---------------------  ---   --------   ------------------------------------------------------------
Hadi Makarechian       48      1992     Mr. Makarechian has been Chairman of the Board of the
                                          Company since August, 1992 and Chief Executive Officer of
                                          the Company from March, 1993 until his resignation as
                                          Chief Executive Officer effective May 1, 1996. Mr.
                                          Makarechian was the founder and chairman of Capital
                                          Pacific Homes Inc., a real estate development firm located in Newport Beach, California, until it was merged into the
                                          Company in 1994. For more than ten years prior to forming
                                          Capital Pacific Homes, Inc. in 1990, Mr. Makarechian
                                          conducted his real estate development business through
                                          various corporate entities, of each of which he was also
                                          Chairman and founder.

Dale Dowers            40      1992     Effective May 1, 1996, Mr. Dowers assumed his current
                                          position as President and Chief Executive Officer. Mr.
                                          Dowers was President and Chief Operating Officer of the
                                          Company from March, 1993 until May 1, 1996. Prior thereto, he was Executive Vice President and Chief Operating
                                          Officer of the Company from August, 1992 until March,
                                          1993. From December 1990 to August 1992 he was the
                                          President of Capital Pacific Homes, Inc. From July 1989 to
                                          December 1990, he was the President for Southern
                                          California of Costain Homes, Inc., a developer of single
                                          family housing located in Newport Beach, California.
                                          During the period of March 1988 to June 1989, Mr. Dowers
                                          was the President, Irvine Division, of Barratt American,
                                          Inc., a homebuilder in Irvine, California. From January
                                          1987 to March 1988, Mr. Dowers served in various positions with the Company.

Karlheinz M. Kaiser    37      1993     Mr. Kaiser is a principal with Christinger Partner AG, a
                                          printing company in Switzerland. From August of 1992
                                          through December 1994 Mr. Kaiser was a management
                                          consultant with Friedli & Partner, a management consulting firm in Switzerland. From January through August of 1992,
                                          he was Vice President of Corporate Finance with Dai-Ichi
                                          Kangyo Bank in Zurich. From July 1984 through December of
                                          1991, Mr. Kaiser was Vice President of Omni Holding AG, a
                                          Zurich-based international real estate holding company.

Allan L. Acree         53      1992     Mr. Acree is a principal in A.L. Acree & Associates, a real estate consulting firm based in Rockville, Maryland. Prior to forming A.L. Acree & Associates in 1989, Mr. Acree was
                                          Vice President and Regional Manager of Goldome Realty
                                          Credit Corporation for a period of more than five years.

William A. Funk        55      1994     Mr. Funk is a principal and the Vice President and Manager of The Austin Company, an international design and
                                          construction firm based in Cleveland, Ohio. Except for the period described below, Mr. Funk has served in various
                                          positions with The Austin Company for over 25 years. From
                                          May 1984 to June 1985, Mr. Funk was a Vice President and
                                          Manager of the Carlson Group, a design and construction
                                          firm in Boston, Massachusetts.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS; DIRECTORS' COMPENSATION

     Each member of the Board of Directors of the Company who is not also an officer of the Company is compensated at a rate of $4,000 per year, plus $1,000 for each meeting of the Board which he attends, and is reimbursed for the expenses of attending meetings. The Board of Directors held five meetings during the fiscal year ended February 29, 1996.

     The Board of Directors has a standing Executive Committee whose current members are Hadi Makarechian and Dale Dowers. Messrs. Makarechian and Dowers are not compensated for serving on the Executive Committee.

     The Board of Directors has a standing Audit Committee whose current members are William A. Funk and Karlheinz M. Kaiser. Messrs. Funk and Kaiser each receive $2,000 per year for participating on the Audit Committee. The Audit Committee has the responsibility of reviewing the Company's financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities and determining that all audits and examinations required by law are performed. The Audit Committee held one meeting during the fiscal year ended February 29, 1996.

     The Board of Directors has a standing Compensation Committee whose current members are William A. Funk and Karlheinz M. Kaiser. Messrs. Funk and Kaiser each receive $500 for each meeting attended. The primary function of the Compensation Committee is to advise the Board of Directors with respect to all matters relating to executive compensation. The Compensation Committee held two meetings for the fiscal year ended February 29, 1996.

     The Board of Directors does not have a standing nominating committee or other standing committees performing similar functions.

     Each current director who was a director at the time of such meetings attended at least 75% of the total of the Board meetings and meetings of the committees of the Board of which he is a member.

                               EXECUTIVE OFFICERS

     In addition to Messrs. Makarechian and Dowers, the Company's executive officers are as follows:

             NAME AND
             POSITION                                        INFORMATION ABOUT
           WITH COMPANY              AGE                     EXECUTIVE OFFICERS
- -----------------------------------  ---     --------------------------------------------------
Anthony M. Laughlin                  36      From 1994 until he assumed his current position in
  Vice President, Chief Financial              June 1995, Mr. Laughlin served as an accountant
  Officer and Secretary                        and headed the Company's internal audit
                                               function. From 1991 until joining the Company in
                                               1994 Mr. Laughlin was a principal in Anthony M.
                                               Laughlin, C.P.A., an accounting/consulting
                                               company.

James H. Cederquist                  65      In June 1995 Mr. Cederquist assumed the position
  Treasurer                                    of Treasurer for the Company. Mr. Cederquist
                                               will also continue to serve as Treasurer, Chief
                                               Financial Officer and Director of Durable Homes,
                                               positions he has held since January 1989. Prior
                                               to joining Durable Homes, Mr. Cederquist had
                                               over 20 years of experience holding positions as
                                               President, Chief Financial Officer and Chief
                                               Operating Officer at various times with four
                                               industrial companies. Mr. Cederquist is a
                                               Certified Public Accountant.

Marquis L. Cummings                  57      Mr. Cummings was Vice President -- Finance and
  Vice President, Finance                      Administration for the San Diego division of the
                                               Company from August 1987 until February 1991. He
                                               then served as Vice President of the Company
                                               until October 1993 when he assumed the position
                                               of Vice President -- Sales and Marketing. In May
                                               1994 Mr. Cummings assumed the position of
                                               Director of Subsidiary Operations -- Nevada. In
                                               April, 1995 Mr. Cummings returned to California
                                               as Vice President. Mr. Cummings assumed his
                                               current position in March, 1996.

Craig A. Foster                      42      Since joining the Company in 1985, Mr. Foster has
  Vice President                               been responsible for arranging home buyer
                                               mortgage financing. In 1987 Mr. Foster assumed
                                               the additional responsibility for managing the
                                               Company's escrow operation. In 1992 Mr. Foster
                                               added the duties of President of the Company's
                                               design center to his responsibilities. In 1994
                                               Mr. Foster added the duties of President of the
                                               Company's mortgage brokerage operation (Capital
                                               Communities Mortgage, Inc.) to his
                                               responsibilities.

Tim Hamilton                         41      Mr. Hamilton joined the Company as Vice
  Vice President -- Sales and                  President -- Sales and Marketing in May, 1994.
  Marketing                                    Since 1989 Mr. Hamilton had been a consultant to
                                               the real estate industry. Prior to establishing
                                               his consulting firm Mr. Hamilton spent more than
                                               13 years as Vice President of Sales and
                                               Marketing for Barratt American, a homebuilder in
                                               Irvine, California.

Robert J. Trapp                      52      From 1980 until he assumed his current position in
  Vice President -- Division                   1994, Mr. Trapp was responsible for all of the
  Manager                                      Company's activities relating to governmental
                                               regulations, civil engineering, offsite
                                               construction, utility coordination, California
                                               Department of Real Estate processing and
                                               homeowners' associations.

             NAME AND
             POSITION                                        INFORMATION ABOUT
           WITH COMPANY              AGE                     EXECUTIVE OFFICERS
- -----------------------------------  ---     --------------------------------------------------
Robin V. Koenemann                   38      From 1992 until he assumed his current position in
  Vice President -- Division                   1994, Mr. Koenemann served as Vice President of
  Manager                                      Construction. From December, 1988 until joining
                                               the Company in October, 1992, Mr. Koenemann was
                                               Project Manager for Barratt American, a
                                               homebuilder in Irvine, California. Prior to this
                                               Mr. Koenemann served as Executive Vice President
                                               and Division Manager for Richmond Homes, a
                                               homebuilder in Colorado Springs, Colorado.

Scott N. Coler                       36      Mr. Coler served as Vice President since joining
  Vice President -- Division                   the Company in August, 1992. He assumed his
  Manager                                      current position in 1994. From May, 1991 to
                                               August, 1992 he served as Project Manager for
                                               Capital Pacific Homes, Inc., a homebuilder based
                                               in Newport Beach, California. Prior to joining
                                               Capital Pacific Mr. Coler was a Project Manager
                                               for Costain Homes, Inc., a homebuilder in
                                               Newport Beach, California for four years.

Donald J. Sajor                      37      Mr. Sajor joined the Company as General Counsel in
  General Counsel                              June 1994. Mr. Sajor served as Corporate Counsel
                                               with Catellus Development Corporation from March
                                               1993 to June 1994. From April 1987 to March
                                               1993, Mr. Sajor specialized in transactional
                                               real estate and environmental law as an
                                               associate with Pettis, Tester, Kruse & Krinsky.
                                               Mr. Sajor was an associate with Gibson, Dunn &
                                               Crutcher from September 1984 to April 1987.

     All executive officers serve at the pleasure of the Board of Directors.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth the cash compensation paid during the fiscal years ended February 29, 1996, February 28, 1995 and 1994 to each of the five most highly compensated officers of the Company in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                                                 ANNUAL COMPENSATION
                                                                 --------------------    ALL OTHER
                                                      FISCAL     SALARY        BONUS    COMPENSATION
            NAME AND PRINCIPAL POSITION                YEAR        ($)          ($)        ($)(D)
- ----------------------------------------------------  ------     -------      -------   ------------
Hadi Makarechian -- Chairman                           1996      135,420(a)   124,200(b)      252
                                                       1995      225,000      220,120(c)      252
                                                       1994      225,000           --         252

Dale Dowers -- President and                           1996      250,000      124,200(b)      252
  Chief Executive Officer                              1995      225,000      220,120(c)      252
                                                       1994      225,000           --         252

Tim Hamilton -- Vice President --                      1996      130,000       64,242         252
  Sales and Marketing                                  1995      125,590        1,000         252
                                                       1994           --           --         252

Donald J. Sajor -- General Counsel                     1996      110,000       40,600         252
                                                       1995       78,141(e)        --         189
                                                       1994           --           --          --

Robert J. Trapp -- Vice President --                   1996      121,625       19,000         252
  Division Manager                                     1995      121,625       16,000         252
                                                       1994      118,078       12,000         252

- ---------------

 (a) From July, 1995 until December, 1995, Mr. Makarechian voluntarily elected to temporarily reduce his compensation to $1.00 per annum. This election reduced his salary from $250,000 to $135,420 for FY 1996.

 (b) Bonuses of $124,200 were earned in FY 1996 but are to be paid in one or more subsequent years.

 (c) Bonuses of $220,120 were earned in FY 1996 but were calculated based on FY 1995 results.

 (d) Represents premiums paid by the Company for term life insurance for the benefit of the insured.

 (e) Represents amounts paid for the period June, 1994 through February, 1995.

STOCK OPTIONS

     Effective February 28, 1995, the Company, as approved by the stockholders of the Company in July, 1995, adopted the 1995 Stock Incentive Plan (the "1995 Plan"). The 1995 Plan permits a committee designated by the Board of the Company to make awards to present and former key employees and directors of the Company and its subsidiaries. Subject to various restrictions, awards could be in the form of stock options, restricted or unrestricted stock, stock appreciation rights or a combination of the above. The maximum number of shares or share equivalents that may be awarded under the 1995 Plan is 1,500,000. No awards have been made under the 1995 Plan.

EMPLOYMENT AGREEMENTS

     None of the executive officers is currently working under an employment contract.

COMPENSATION COMMITTEE DETERMINATION ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Company's Board of Directors establishes the Company's general compensation policies, compensation plans and specific compensation levels for the Company's Chairman and its Chief Executive Officer and reviews the design, administration and effectiveness of compensation programs for other key executives. The general policy and philosophy of the Compensation Committee is to provide total compensation opportunities that are competitive with the opportunities offered to executives in similar positions at competing companies and that compensation with a strong link to the financial performance of the Company enables the Company to attract and retain the key personnel necessary to fuel continued growth and profitability.

     The Committee has examined the compensation of the executives of comparatively placed homebuilders to determine whether or not the compensation of the Company's Chairman and its Chief Executive is within the range of their peers. In undertaking such examination, the Committee has sought publicly available information regarding homebuilders (the "Survey Companies") which, like the Company, had recently issued high-yield debt. It is the judgment of the Committee that such homebuilders are at a similar stage in their growth and development to that of the Company and therefore compete for the same executive personnel.

PERFORMANCE BASED COMPENSATION

     Last year, the Committee recommended for FY 1995 (ending February 28, 1995) an annual performance bonus to each of Messrs. Makarechian and Dowers of four percent (4%) of the pre-tax income of the Company for such fiscal year. The Board of Directors accepted the recommendations of the Compensation Committee but modified the manner and circumstances in which the bonus was earned and paid out. Earning and payment of the bonus was made contingent on the profitability of the Company in FY 1996 and payment was made only in quarters in which the net pre-tax income of the Company exceeded 150 percent (150%) of the portion of the bonus otherwise payable. Applying these principles, the FY 1995 bonus has been fully earned and paid.

     In light of the Committee's general policy and philosophy as stated above, and the financial performance of the Company, the Compensation Committee determined in its meetings held in March, 1995 and May, 1996 to continue for FY 1996 the annual cash bonus for the Chairman and the CEO in the amount of four percent (4%) of annual pre-tax income of the Company. These figures result in cash bonuses in the range of that provided by the Survey Companies.

     The time of payment of the FY 1996 bonus shall be determined by management.

     Section 162(m) of the Internal Revenue Code of 1986 limits deductions for certain executive compensation in excess of $1 million. The Code permits deduction of compensation in excess of $1 million only if it is performance-based, the criteria for award are specified in detail, and stockholder approval is obtained prior to payment. The policy of the Company is to maintain the tax deductibility of all compensation paid to its executives. The annual cash bonus has been structured to meet the requirements for deductibility. While the Compensation Committee does not anticipate any payments exceeding $1 million under the compensation structure it has approved, any such payments will be contingent upon shareholder approval.

BASE SALARY

     The base salary of the Chairman and CEO was $250,000 for Fiscal Year 1996. The Committee has determined to recommend a nominal increase of ten thousand dollars ($10,000) in the base salary of each of the Chairman and CEO, primarily to take into account inflation.

                                          /s/  William A. Funk
                                          --------------------------------------
                                          William A. Funk

                                          /s/  Karlheinz Kaiser
                                          --------------------------------------
                                          Karlheinz Kaiser

Dated: May 31, 1996

                               PERFORMANCE GRAPH

     The following graph shows a five year comparison of cumulative total returns for Capital Pacific Holdings Inc., American Stock Exchange Market Value Index and Dow Jones Home Construction Industry Group.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

                                    CAPITAL          INDUSTRY
      MEASUREMENT PERIOD            PACIFIC         INDEX (DOW      BROAD MARKET
    (FISCAL YEAR COVERED)         HOLDINGS, INC.      JONES)           (AMEX)
1991                                    100.00          100.00          100.00
1992                                    180.00          167.47          112.33
1993                                    166.67          182.37          107.13
1994                                    200.00          219.06          124.79
1995                                    140.00          158.90          114.48
1996                                    200.00          211.04          138.61

- ---------------

(1) The above graph compares the performance of Capital Pacific Holdings, Inc. with that of the American Stock Exchange Market Value Index and the Dow Jones Home Construction Industry Group.

(2) The comparison of total return on investment (change in year end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on February 28, 1991 in each of Capital Pacific Holdings, Inc., the American Stock Exchange Market Value Index and the Dow Jones Home Construction Industry Group.

                      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                               OWNERS AND MANAGEMENT

     The following table sets forth as of June 18, 1996, the number of shares of Common Stock beneficially owned by each person known to the Company to own more than five percent (5%) of the outstanding shares of Common Stock, by each director of the Company or nominee who owned shares of Common Stock on that date, by each of the officers that are among the five most highly compensated officers of the Company, and by all directors and officers of the Company as a group.

                                                             COMMON STOCK              PERCENT OF
                     NAME AND ADDRESS                    BENEFICIALLY OWNED(1)          CLASS(1)
    ---------------------------------------------------  ---------------------         ----------
    CPH2, L.L.C. ......................................         4,638,657                 30.9%
      4100 MacArthur Boulevard, Suite 200,
      Newport Beach, CA 92660

    Hadi Makarechian...................................         9,315,968(2)              62.1%
      4100 MacArthur Boulevard, Suite 200,
      Newport Beach, California 92660

    Dale Dowers........................................         1,922,723(3)              12.8%
      4100 MacArthur Boulevard, Suite 200,
      Newport Beach, California 92660

    Roger Nix(4).......................................         1,015,000(7)               6.8%
      4100 MacArthur Boulevard, Suite 200,
      Newport Beach, CA 92660

    David Inman(5).....................................           761,309                  5.1%
      6655 West Sahara, Suite E-10
      Las Vegas, Nevada 89102

    All Directors and Officers of the Corporation
      as a Group (14 persons)..........................        11,288,791(6)(7)           75.3%

- ---------------

(1) Unless otherwise indicated, the Company believes the beneficial owner has sole voting and investment power over such shares. The percentage of shares of Common Stock is calculated assuming that the beneficial owner has exercised any options or other rights to subscribe held by such beneficial owner that are currently exercisable or exercisable within 60 days, and that no other options or rights to subscribe have been exercised by anyone else.

(2) Includes 2,715,934 shares of Common Stock held by CPH2, L.L.C., in which Mr. Makarechian may be deemed to have a beneficial ownership interest due to his ownership interest in CPH2, L.L.C. Mr. Makarechian and Mr. Dowers as a group could be deemed beneficial owners of 11,238,691 shares of stock in the Corporation.

(3) Includes 1,922,723 shares of Common Stock held by CPH2, L.L.C., in which Mr. Dowers may be deemed to have a beneficial ownership interest due to his ownership interest in CPH2, L.L.C. Mr. Dowers and Mr. Makarechian as a group could be deemed beneficial owners of 11,238,691 shares of stock in the Corporation.

(4) Mr. Nix is the former sole stockholder of Durable Homes, Inc.

(5) Mr. Inman is a former Director of the Corporation.

(6) Includes the right to acquire beneficial ownership of 50,000 shares as specified in Rule 13d-3(d)(1) of the Exchange Act of 1934.

(7) Includes 50,000 shares for which there is more than one beneficial owner.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS WITH
                       OFFICERS, DIRECTORS AND AFFILIATES

     The Company's policy is that all transactions between the Company and its officers, directors and principal stockholder, and their respective affiliates, must be on terms no less favorable to the Company than terms with unaffiliated parties for similar transactions. All such transactions that are not in the ordinary course of the Company's business must be approved by a majority of independent directors who do not have a financial interest in the transaction.

                              INDEPENDENT AUDITORS

     Arthur Andersen LLP served as the Company's independent auditors for the fiscal year ended February 29, 1996, and it is anticipated that Arthur Andersen LLP will be approved to serve as such for the current fiscal year.

     Representatives of Arthur Andersen LLP will be present at the Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

                                 MISCELLANEOUS

STOCKHOLDER PROPOSALS

     Any stockholder who wishes to present a proposal for action at the next annual meeting of stockholders of the Company, and who wishes to have such proposal included in the proxy statement and form of proxy prepared by the management of the Company for that meeting, must notify the Company in writing not later than February 28, 1997. The notice should be directed to Capital Pacific Holdings, Inc., 4100 MacArthur Boulevard, Suite 200, Newport Beach, California 92660, Attention: President.

SOLICITATION OF PROXIES

     Proxies may be solicited on behalf of the Company by its officers and employees, who will receive no additional compensation for such services, through the mail, in person, and by telephone and by other telecommunication methods. The cost of such solicitation will be borne by the Company. Brokers, custodians, and other fiduciaries will be required to forward the Company's proxy solicitation materials to the beneficial owners of Common Stock held in their names, and the Company will reimburse such fiduciaries for the out-of-pocket expenses incurred by them in connection with such activities.

     The Company files an annual report on Form 10-K with the Securities and Exchange Commission. A copy of the annual report for the fiscal year ended February 29, 1996 (except for exhibits thereto) is delivered to shareholders together with this Proxy Statement. Additional copies may be obtained, free of charge, upon written request by any stockholder delivered to Capital Pacific Holdings, Inc., 4100 MacArthur Boulevard, Suite 200, Newport Beach, California 92660, Attention: Anthony M. Laughlin, Vice President and Chief Financial Officer. Copies of all exhibits to the annual report on Form 10-K are available upon a similar request, subject to payment of a $.15 per page charge to reimburse the Company for its expenses in supplying any exhibit.

     THE COMPANY'S MANAGEMENT HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

     The Board of Directors knows of no matters other than the election of directors to be brought before the Meeting. However, if any other matter should be presented for consideration, it is the intention of the persons named as proxies in the enclosed form of Proxy to vote the Proxy in accordance with their judgment.

                                          By Order of the Board of Directors

                                          [SIG]

                                          ANTHONY M. LAUGHLIN
                                          Secretary

Dated: June 28, 1996

                         CAPITAL PACIFIC HOLDINGS, INC.
                                     PROXY

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                   STOCKHOLDERS TO BE HELD ON JULY 25, 1996.

    The undersigned hereby appoints Donald J. Sajor and Anthony M. Laughlin, or either of them with individual power of substitution, proxies to vote all shares of Common Stock of Capital Pacific Holdings, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on July 25, 1996, and at all adjournments thereof, as follows:

1.  ELECTION OF DIRECTORS

   Hadi Makarechian, Dale Dowers, Allan L. Acree, Karlheinz M. Kaiser, William
A. Funk

   / /  FOR all nominees listed above                           / /  WITHHOLD AUTHORITY for all nominees listed
        (except as marked to the contrary below).                    above.

 (Instructions: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

2. In accordance with their best judgment upon such other matters as may properly come before the Meeting.


                                           ------------------------------------
                                                 Signature of Stockholder


                                           ------------------------------------
                                                 Signature of Stockholder

                                           IMPORTANT: Please sign this Proxy
                                           exactly as your name or names appear
                                           hereon. If shares are held by more
                                           than one owner, each must sign.
                                           Executors, administrators, trustees,
                                           guardians, and others signing in a
                                           representative capacity should give
                                           their full titles.

                                           DATED: ________________________, 1996

                                                BE SURE TO DATE THIS PROXY